UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (I.R.S. Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code: (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 28, 2014 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected eight directors to serve for one-year terms, ratified the Company’s appointment of Brown, Edwards & Company, LLP as the Company’s independent auditors for 2014 and approved the non-binding resolution to endorse the Company’s executive compensation program,  The voting results for each proposal are as follows:

1.	To elect eight directors to serve for terms of one year each expiring at the 2015 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
E. Craig Kendrick	4,592,293	100,180	625,279
Clydes B. Kiser	4,592,293	100,180	625,279
J. Carter Lambert	4,579,084	113,389	625,279
James D. Moore, Jr.	4,580,216	112,257	625,279
James D. Morefield	4,574,820	117,653	625,279
Charles P. Olinger Edward M. Rosinus	4,592,293 4,575,305	100,180 117,168	625,279 625,279
H. Ramsey White, Jr.	4,592,293	100,180	625,279

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
5,268,839	43,886	5,027

3.	Advisory approval of the Company’s executive compensation (“Say on Pay”).

For	Against	Abstain	Broker Non-Vote
4,432,290	133,041	127,142	625,279

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant) /s/ Rusty Little

Date: May 30, 2014	By:
Rusty Little
Chief Financial Officer